SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: - August 15, 2001

                               BRL HOLDINGS, INC.
                               ------------------
               (Exact name of registrant as specified in charter)


  Delaware                 0-15260                   88-0218411
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Jurisdiction of           Commission File            I. R. S. Employer
Incorporation             Number                     Identification Number

               340 Granite Street, Suite 200, Manchester, NH 03102
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                    (Address of principal executive offices)

                         Registrant's telephone number:
                                 (603) 641-8443

Item 2.  Acquisition of I-JAM Entertainment Assets

BRL Holdings, Inc. ("the Company") recently formed a wholly owned Delaware subsidiary named I-JAM Entertainment, Inc. (I-JAM). I-JAM has agreed to acquire certain assets of I-JAM Multimedia LLC associated with producing and marketing digital book and music files and which include a license from Iomega for digital content on Iomega's Pocket Zip(TM) drives and disks and Hip Zip(TM) digital audio players. Terms for the acquisition include staged subsidiary cash payments of $500,000 during calendar year 2001 plus $1,000,000 in subsidiary convertible preferred stock. I-JAM will be owned jointly by the Company and a management group formerly associated with I-JAM Multimedia. Dr. R. Bruce Reeves, President of the Company, will serve as the initial I-JAM director and oversee the organization of the I-JAM subsidiary and will retain a minority ownership in the I-JAM subsidiary.

Item 5.  Other Events

On July 31, 2001, Biorelease Technologies, Inc., which was formerly a controlled subsidiary of the Company, terminated its S-1 registration of shares including certain shares currently held by the Company, which shares were to be spun off to the Company's stockholders. Accordingly, the spin off and registration of the shares of Biorelease Technologies, Inc., as described in the Company's recent Form 14C filing, is being indefinitely postponed.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                 BIORELEASE CORP

                                                /s/ R. Bruce Reeves, President

Dated:        August 15, 2001